Exhibit (d)(94)

AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

FOR TIAA-CREF FUNDS

THIS AMENDED AND RESTATED AGREEMENT (“Agreement”) is made this 1st day of October, 2018 by and between TIAA-CREF Funds (the “Trust”), a Delaware statutory trust, and Teachers Advisors, LLC (the “Advisor”), a Delaware limited liability company.

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”) that currently consists of several series divided into various classes and may consist of additional series or classes in the future (the “Funds”);

WHEREAS, Advisor is engaged principally in the business of rendering investment advisory and management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

WHEREAS, for the purposes of the Agreement, the Funds are categorized as either “Single Funds,” “Underlying Funds,” which are a subset of the Single Funds (each of which are listed on Appendix A hereto, as it may be amended from time to time), or “Investing Funds” (which are listed on Appendix B hereto, as it may be amended from time to time);

WHEREAS, Trust desires to retain Advisor to render investment advisory and management services to the Funds in the manner and on the terms and conditions set forth in this Agreement;

WHEREAS, Advisor is willing to provide investment advisory and management services to the Funds in the manner and on the terms and conditions set forth in this Agreement;

WHEREAS, Advisor manages each Investing Fund as a fund of funds that allocates its assets among various Underlying Funds or other investments;

WHEREAS, the parties hereto desire to amend and restate the current version of the Agreement, dated May 1, 2016, for the purpose of reallocating certain management fees of the Underlying Funds to the Investing Funds, as described in Section 6 herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Trust and Advisor hereby agree as follows:

1.	Appointment.

Trust hereby appoints Advisor to act as the Funds’ investment adviser and manager for the periods and on the terms set forth herein. Advisor hereby accepts the appointment as investment adviser and manager, and agrees, subject to the supervision of the Board of Trustees of the Trust (the “Board”), to furnish the services and assume the obligations set forth in this Agreement for the compensation provided for herein.

2.	Generally.

(a)          As the Funds’ investment adviser and manager, Advisor shall be subject to: (1) the restrictions of the Declaration of Trust of Trust, as amended from time to time; (2) the provisions of the 1940 Act and the Advisers Act; (3) the statements relating to the Funds’ investment objectives, investment policies and investment restrictions as set forth in the currently effective (and as amended from time to time) registration statement of Trust under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act; (4) any applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”); and such other limitations as Trust shall communicate to Advisor in writing.

(b)          Advisor shall, for all purposes herein, be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent Trust or a Fund in any way or otherwise be deemed an agent of Trust or a Fund.

(c)          Advisor shall, for purposes of this Agreement, have and exercise full investment discretion and authority to act as agent for the Funds in buying, selling or otherwise disposing of or managing the Funds’ investments, directly or through sub-advisers, subject to supervision by the Board.

3.	Investment Advisory Services.

(a)          Advisor shall provide the Funds with such investment research, advice and supervision as Advisor may from time to time consider necessary or appropriate for the proper management of the assets of each Fund, shall furnish continuously an investment program for each Fund, shall determine which securities or other investments shall be purchased, sold or exchanged and what portions of each Fund shall be held in the various securities or other investments or cash, and shall take such steps as are necessary to implement an overall investment plan for each Fund, including providing or obtaining such services as may be necessary in managing, acquiring or disposing of securities, cash or other investments.

(b)          Trust has furnished or will furnish Advisor with copies of Trust’s registration statement and Declaration of Trust, as currently in effect and agrees during the continuance of this Agreement to furnish Advisor with copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. Advisor will be entitled to rely on all documents furnished by Trust.

(c)          Advisor shall take, on behalf of each Fund, all actions that it deems necessary to implement the investment policies of such Fund, and in particular, to place all orders for the purchase or sale of portfolio investments for the account of each Fund with brokers, dealers, futures commission merchants or banks selected by Advisor. Advisor also is authorized as the agent of Trust to give instructions to any service provider serving as custodian of the Funds as to deliveries of securities and payments of cash for the account of each Fund. In selecting brokers or dealers and placing purchase and sale orders with respect to assets of a Fund, Advisor is directed at all times to seek to obtain best execution within the policy guidelines determined by the Board and set forth in the current registration statement. Subject to this requirement and the provisions of the 1940 Act, the Advisers Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), and other applicable provisions of law, Advisor may select brokers or dealers that are affiliated with Advisor or Trust.

(d)          Consistent with Advisor’s obligation to provide best execution, Advisor may also take into consideration research and statistical information, wire, quotation and other services provided by brokers and dealers to Advisor. Advisor is also authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if Advisor determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage, research and other services provided by such broker or dealer, viewed in terms of either that particular transaction or Advisor’s overall responsibilities with respect to each Fund. The policies with respect to brokerage allocation, determined from time to time by the Board, are those disclosed in the currently effective registration statement. Advisor will periodically evaluate the statistical data, research and other investment services provided to it by brokers and dealers. Such services may be used by Advisor in connection with the performance of its obligations under this Agreement or in connection with other advisory or investment operations including using such information in managing its own accounts.

(e)          As part of carrying out its obligations to manage the investment and reinvestment of the assets of each Fund consistent with the requirements under the 1940 Act, Advisor shall:

(1)          Perform research and obtain and analyze pertinent economic, statistical, and financial data relevant to the investment policies of each Fund as set forth in Trust’s registration statement;

(2)          Consult with the Board and furnish to the Board recommendations with respect to an overall investment strategy for each Fund for review by the Board;

(3)          Seek out and implement specific investment opportunities, consistent with any investment strategies approved by the Board;

(4)          Take such steps as are necessary to implement any overall investment strategies approved by the Board for each Fund, including making and carrying out day-to-day decisions to acquire or dispose of permissible investments, managing investments and any other property of the Fund, and providing or obtaining such services as may be necessary in managing, acquiring or disposing of investments;

(5)          Regularly report to the Board with respect to the performance of the Funds, the implementation of any approved overall investment strategy and any other activities in connection with management of the assets of each Fund;

(6)          Maintain all required books, accounts, records, memoranda, instructions or authorizations with respect to the investment-related activities of the Funds;

(7)          Furnish any personnel, office space, equipment and other facilities necessary for the investment-related activities of the Funds;

(8)          Provide the Funds with such accounting or other data concerning the Funds’ investment-related activities as shall be necessary or required to prepare and to file all periodic financial reports or other documents required to be filed with the Securities and Exchange Commission and any other regulatory entity;

(9)          Assist in determining each business day the net asset value of the shares of each Fund in accordance with applicable law; and

(10)        Enter into any written investment advisory or investment sub-advisory contract with another affiliated or unaffiliated party, subject to any approvals required by Section 15 of the 1940 Act, pursuant to which such party will carry out some or all of Advisor’s responsibilities (as specified in such investment advisory or investment sub-advisory contract) listed above.

4.	Operational Oversight.

The Adviser shall provide operational oversight of the services provided to the Funds under the Administrative Services Agreement between Advisor and the Trust dated January 1, 2012, as subsequently amended.

5.	Allocation of Charges and Expenses.

(a)          Advisor. Advisor assumes the expense of and shall pay for the performance of its investment-related obligations under Section 3 of the Agreement, including the fees payable to any investment adviser or sub-adviser engaged pursuant to Section 3(e)(10) of this Agreement, and its operational oversight obligations under Section 4 of this Agreement, but Advisor does not assume any of the expense of and shall not pay for any Fund’s operational expenses (as detailed in Section 5(b)). Advisor shall at its own expense provide the office space, equipment and facilities that are necessary to provide the investment-related and operational oversight services described under Sections 3 and 4 of this Agreement, and shall pay all compensation of officers of Trust and all trustees of Trust who are affiliated persons of Advisor, except as otherwise specified in this Agreement.

(b)          Fund. Except as provided in Section 5(a), each Fund shall bear all of its operational expenses including, but not limited to: compensation of Advisor under this Agreement, payment of the “Reimbursable Expenses” of the Advisor under the Administrative Services Agreement between Trust and Advisor, custodian fees; transfer agent fees; pricing costs (including the daily calculation of net asset value); fund accounting fees; legal fees; expenses of shareholders’ and/or trustees’ meetings; cost of printing and mailing shareholder reports and proxy statements; maintenance of non-investment-related books and records, compliance program development and implementation costs, costs of preparing, printing and mailing registration statements and updated prospectuses to current shareholders; costs in connection with the registration or qualification of shares with federal and state securities authorities and the continued qualification of shares for sale; expenses of all audits by Trust’s independent accountants, costs of preparing and filing reports with regulatory bodies; costs of the maintenance of Trust’s fidelity bond required by Section 17(g) of the 1940 Act, or other insurance premiums; the fees of any trade association of which the Funds are members; fees and expenses of trustees who are not “interested persons” (as such term is defined in the 1940 Act) of Trust (the “disinterested trustees”); brokerage commissions, dealer markups and other expenses incurred in the acquisition or disposition of any securities or other investments; costs, including the interest expense, of borrowing money; preparing and filing tax returns, the payment of any taxes; and extraordinary expenses (including extraordinary litigation expenses and extraordinary consulting expenses).

6.	Intent to Reallocate the Management Fees Paid by Class W of the Underlying Funds to the Investing Funds.

(a)          The parties hereto desire to reallocate management fees between a dedicated class of the Underlying Funds, designated as “Class W” (or as it may subsequently be re-designated) and the Investing Funds. To facilitate the Reallocation, Advisor and the Underlying Funds have separately entered into the Class W Management Fee Waiver/Reimbursement Agreement, under which Advisor has agreed to waive its management fees, or reimburse the Underlying Funds for the management fees allocable to Class W (“Waiver Agreement”). For so long as the Waiver Agreement is in effect, the management fee charged to each Investing Fund (net of other waivers) under this Agreement shall increase by the pro rata amount of the management fees allocable by an Underlying Fund to Class W.

(b)          A Single Fund shall become and be treated as un Underlying Fund upon (1) its establishment of Class W shares, (2) an Investing Fund investing in the Single Fund’s Class W shares, and (3) its addition to the Waiver Agreement.

7.	Compensation of Advisor.

(a)          For the services rendered, the facilities furnished and expenses assumed by Advisor, each Fund shall pay to Advisor at the end of each calendar month a fee calculated as a percentage of the average value of the daily net assets for each Fund during that month at the annual rates set forth at Appendix A hereto, with respect to the Single Funds, or Appendix B hereto with respect to the Investing Funds. For the Investing Funds, such compensation shall also include amounts owed to Advisor for advisory services it provides to the Underlying Funds with respect to the Investing Funds’ investments in Class W only for so long as the Waiver Agreement remains in effect.

(b)          Advisor’s fee shall be accrued daily proportionately at 1/365th (1/366th for a leap year) of the applicable annual rate set forth in Appendix A, with respect to the Single Funds, or Appendix B, with respect to the Investing Funds. For the purpose of accruing compensation, the net assets of each Fund shall be determined in the manner and on the dates set forth in the Declaration of Trust or the current registration statement of Trust and, on days on which the net assets are not so determined, the net asset value computation to be used shall be as determined on the immediately preceding day on which the net assets were determined.

(c)          In calculating the daily accrual of Advisor’s fee with respect to the Investing Funds, estimates of the Advisor’s actual fee attributable to advisory services provided to the Underlying Funds with respect to an Investing Fund’s investments in Class W shares of the Underlying Funds (“Underlying Funds Fees”) may be used provided that such estimates are consistent with sound accounting practices, and provided that, as soon as reasonably practicable following the accrual of the estimated Underlying Funds Fees, Advisor shall true-up any differences between the estimated Underlying Funds Fees and the actual Underlying Funds Fees. Alternatively, the Underlying Funds Fees may be calculated less frequently than daily; provided, however, that (i) Advisor’s fee is calculated at least annually and (ii) the calculations are reasonably made in accordance with sound accounting practices.

(d)          In the event of termination of this Agreement, all compensation due through the date of termination will be calculated on a pro-rated basis through the date of termination and paid within fifteen business days of the date of termination.

(e)          During any period when the determination of net asset value is suspended, the net asset value of a Fund as of the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

8.	Undertakings in Connection with the Assumption of Underlying Funds Fees Attributable to Class W by the Investing Funds.

(a)          Irrespective of the frequency with which an Investing Fund’s management fee is calculated, Advisor undertakes to limit the portion of its fees for advisory services attributable to Class W of the Underlying Funds that it receives from an Investing Fund, to the amount it would have received directly from an Underlying Fund with respect to an Investing Fund’s portion of Class W shares, if the Investing Fund had not assumed the management fees of the Underlying Funds attributable to Class W.

(b)          To the extent that an Investing Fund’s management fee is calculated less frequently than daily, Advisor undertakes to comply with the following representations:

(1)          If, during the period between calculations of an Investing Fund’s management fee, an Investing Fund’s actual allocations to Underlying Funds are such that the Investing Fund’s management fees exceed the amount of fees that would have been owed to Advisor if the management fee were calculated on a daily basis, then Advisor shall forego the excess fees; and

(2)          If, during the period between calculations of an Investing Fund’s management fee, an Investing Fund’s actual allocations to Underlying Funds are such that the Investing Fund’s management fees fall below the amount of fees that would have been owed to Advisor if the management fee were calculated on a daily basis, Advisor shall reduce the management fee of the Investing Fund in an amount equal to the excess.

9.	Limitation of Liability.

(a)          Advisor shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of Trust or any Fund, except (i) for willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder, and (ii) to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation.

(b)          Advisor is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust and agrees that obligations assumed by each Fund pursuant to this Agreement shall be limited in all cases to that Fund and its respective assets. Advisor agrees that it shall not seek satisfaction of any such obligation from the shareholders of Trust, nor from the trustees, officers, employees or agents of Trust.

10.	Activities of Advisor.

(a)          The services of Advisor are not deemed to be exclusive, and Advisor is free to render services to others, so long as Advisor’s services under this Agreement are not impaired. It is understood that trustees, officers, employees and shareholders of Trust are or may become interested persons of Advisor, as directors, officers, employees and shareholders or otherwise, and that directors, officers, employees and shareholders of Advisor are or may become similarly interested persons of Trust, and that Advisor may become interested in Trust or the Funds as a shareholder or otherwise.

(b)          It is agreed that Advisor may use any supplemental investment research obtained for the benefit of the Funds in providing investment advice to its other investment advisory accounts. Advisor or its affiliates may use such information in managing their own accounts. Conversely, such supplemental information obtained by the placement of business for Advisor or other entities advised by Advisor will be considered by and may be useful to Advisor in carrying out its obligations to the Funds.

(c)          Nothing in this Agreement shall preclude the aggregation of orders for the sale or purchase of securities or other investments by two or more Funds or by the Funds and other mutual funds, separate accounts, or other accounts (collectively, “Advisory Clients”) managed by Advisor, provided that:

(1)          Advisor’s actions with respect to the aggregation of orders for multiple Advisory Clients, including the Funds, are consistent with the then-current positions in this regard taken by the Securities and Exchange Commission or its staff through releases, “no-action” letters, or otherwise; and

(2)          Advisor’s policies with respect to the aggregation of orders for multiple Advisory Clients have been previously submitted and periodically approved by the Board of Trustees.

(d)          Neither Advisor, nor any of its directors, officers, or personnel, nor any person, firm, or corporation controlling, controlled by, or under common control with it shall act as a principal or receive any commission as agent in connection with the purchase or sale of assets for a Fund, except as may be permitted under applicable law.

11.	Books and Records.

(a)          Advisor hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 and Rule 2a-7 under the 1940 Act, all records that are required to be maintained by Trust pursuant to the requirements of Rule 31a-1 and Rule 2a-7 of the 1940 Act other than those records that are maintained by another service provider to the Trust.

(b)          Advisor agrees that all books and records which it maintains for Trust are the property of Trust and further agrees to surrender promptly to Trust any such books, records or information upon Trust’s request. All such books and records shall be made available, within five business days of a written request, to Trust’s accountants or auditors during regular business hours at Advisor’s offices. Trust or its authorized representative shall have the right to copy any records in the possession of Advisor that pertain to Trust or the Funds. Such books, records, information or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, all such books, records or other information shall be returned to Trust free from any claim or assertion of rights by Advisor.

(c)          Advisor further agrees that it will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as authorized in this Agreement and that it will keep confidential any information obtained pursuant to this Agreement and disclose such information only if Trust has authorized such disclosure, or if such disclosure is required by federal or state regulatory authorities.

12.	Duration and Termination of this Agreement.

(a)          This Agreement shall not become effective with respect to a Fund not otherwise subject to this Agreement as of the date of this Agreement, unless and until it is approved by the Board, including a majority of trustees who are not parties to this Agreement or interested persons of any such party, and by the vote of a majority of the outstanding voting shares of such Fund. This Agreement shall come into full force and effect on the date that it is so approved, provided that it shall not become effective as to any subsequently created Fund until it has been approved by the Board specifically for such Fund. As to each Fund subject to this Agreement as of the date of this Agreement, the Agreement shall become effective upon approval by the Board, including a majority of trustees who are not parties to this Agreement or interested persons of any such party and shall continue in effect until May 1, 2019 and shall thereafter continue in effect from year to year so long as such continuance is specifically approved for such Fund at least annually by: (i) the Board, or by the vote of a majority of the outstanding voting shares of such Fund; and (ii) a majority of those trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. As to each subsequently created Fund, the Agreement shall continue in effect until the first May 1 following the one year anniversary of the date on which it becomes effective and shall thereafter continue in effect from year to year so long as such continuance is specifically approved for such Fund at least annually by: (i) the Board, or by the vote of a majority of the outstanding voting shares of such Fund; and (ii) a majority of those trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

(b)          This Agreement may be terminated at any time as to any Fund or to all Funds, without the payment of any penalty, by the Board or by vote of a majority of the outstanding voting shares of the applicable Fund, or by Advisor, on 60 days’ written notice to the other party. If this Agreement is terminated only with respect to one or more, but less than all, of the Funds, or if a different investment adviser is appointed with respect to a new Fund, the Agreement shall remain in effect with respect to the remaining Fund(s).

(c)          This Agreement shall automatically terminate in the event of its assignment.

13.          Amendments of this Agreement. This Agreement may be amended as to each Fund only in accordance with the provisions of the 1940 Act.

14.          Definitions of Certain Terms. The terms “assignment,” “affiliated person,” “interested person,” and “majority of the outstanding voting shares” when used in this Agreement, shall have the respective meanings specified in the 1940 Act.

15.          Governing Law. This Agreement shall be construed in accordance with laws of the State of New York, and applicable provisions of the 1940 Act, the Advisers Act, and the 1934 Act.

16.          Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

17.          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be deemed one instrument.

18.          Notices. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or mailed first class, postage prepaid, addressed as follows:

(a)          If to Trust or the Funds -

TIAA-CREF Funds

730 Third Avenue

New York, NY 10017

Attention: Corporate Secretary’s Office

(b)          If to Advisor -

Teachers Advisors, LLC

730 Third Avenue

New York, New York 10017-3206

Attention: President

or to such other address as Trust or Advisor shall designate by written notice to the other.

19.          Miscellaneous. Captions in this Agreement are included for convenience or reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

IN WITNESS WHEREOF, Trust and Advisor have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers on the day and year first above written.

TIAA-CREF FUNDS

By:
Title:

TEACHERS ADVISORS, LLC

By:
Title:

APPENDIX A

(as of October 1, 2018)

International Equity Fund

Real Estate Securities Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.50%
Over $1.0--$2.0	0.47%
Over $2.0--$4.0	0.44%
Over $4.0--$7.0	0.41%
Over $7.0--$10.0	0.38%
Over $10.0	0.35%

Growth & Income Fund

Large-Cap Growth Fund

Large-Cap Value Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.45%
Over $1.0--$2.0	0.42%
Over $2.0--$4.0	0.39%
Over $4.0--$7.0	0.36%
Over $7.0--$10.0	0.33%
Over $10.0	0.30%

Mid-Cap Growth Fund

Mid-Cap Value Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$0.5	0.48%
Over $0.5--$0.75	0.46%
Over $0.75--$1.0	0.44%
Over $1.0--$2.0	0.41%
Over $2.0--$4.0	0.38%
Over $4.0--$7.0	0.35%
Over $7.0--$10.0	0.32%
Over $10.0	0.29%

Quant Small-Cap Equity Fund

Quant Small/Mid-Cap Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$0.5	0.46%
Over $0.5--$0.75	0.44%
Over $0.75--$1.0	0.42%
Over $1.0--$2.0	0.39%
Over $2.0--$4.0	0.36%
Over $4.0--$7.0	0.33%
Over $7.0--$10.0	0.30%
Over $10.0	0.27%

Quant International Small-Cap Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.65%
Over $1.0--$2.0	0.62%
Over $2.0--$4.0	0.59%
Over $4.0--$7.0	0.56%
Over $7.0--$10.0	0.53%
Over $10.0	0.50%

Emerging Markets Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.85%
Over $1.0--$2.0	0.82%
Over $2.0--$4.0	0.79%
Over $4.0--$7.0	0.76%
Over $7.0--$10.0	0.73%
Over $10.0	0.70%

International Opportunities Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.60%
Over $1.0--$2.0	0.57%
Over $2.0--$4.0	0.54%
Over $4.0--$7.0	0.51%
Over $7.0--$10.0	0.48%
Over $10.0	0.45%

Large-Cap Growth Index Fund

Large-Cap Value Index Fund

Equity Index Fund

S&P 500 Index Fund

Small-Cap Blend Index Fund

International Equity Index Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.04%

Emerging Markets Equity Index Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.14%

Quant Large-Cap Growth Fund

Quant Large-Cap Value Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.35%
Over $1.0--$2.0	0.30%
Over $2.0--$4.0	0.25%
Over $4.0--$8.0	0.20%
Over $8.0	0.15%

Quant International Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.40%
Over $1.0--$2.0	0.35%
Over $2.0--$4.0	0.30%
Over $4.0--$8.0	0.25%
Over $8.0	0.20%

Social Choice Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.15%

Managed Allocation Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.00%

Bond Fund

Bond Plus Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.30%
Over $1.0--$2.0	0.29%
Over $2.0--$4.0	0.28%
Over $4.0--$7.0	0.27%
Over $7.0--$10.0	0.26%
Over $10.0	0.25%

Short-Term Bond Fund

Inflation-Linked Bond Fund

5-15 Year Laddered Tax-Exempt Bond Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.25%
Over $1.0--$2.0	0.24%
Over $2.0--$4.0	0.23%
Over $4.0--$7.0	0.22%
Over $7.0--$10.0	0.21%
Over $10.0	0.20%

High-Yield Fund

Social Choice Bond Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.35%
Over $1.0--$2.0	0.34%
Over $2.0--$4.0	0.33%
Over $4.0--$7.0	0.32%
Over $7.0--$10.0	0.31%
Over $10.0	0.30%

Emerging Markets Debt Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.55%
Over $1.0--$2.0	0.53%
Over $2.0--$4.0	0.51%
Over $4.0--$7.0	0.49%
Over $7.0--$10.0	0.47%
Over $10.0	0.45%

Bond Index Fund	Money Market Fund
Lifestyle Income Fund	Lifestyle Conservative Fund
Lifestyle Moderate Fund	Lifestyle Growth Fund
Lifestyle Aggressive Growth Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.10%

Social Choice International Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.30%

Social Choice Low Carbon Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.25%

Short-Term Bond Index Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.07%

International Bond Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.55%
Over $1.0--$2.0	0.54%
Over $2.0--$4.0	0.53%
Over $4.0--$7.0	0.52%
Over $7.0--$10.0	0.51%
Over $10.0	0.50%

APPENDIX B

(as of October 1, 2018)

Lifecycle Retirement Income Fund	Lifecycle Index Retirement Income Fund
Lifecycle 2010 Fund	Lifecycle Index 2010 Fund
Lifecycle 2015 Fund	Lifecycle Index 2015 Fund
Lifecycle 2020 Fund	Lifecycle Index 2020 Fund
Lifecycle 2025 Fund	Lifecycle Index 2025 Fund
Lifecycle 2030 Fund	Lifecycle Index 2030 Fund
Lifecycle 2035 Fund	Lifecycle Index 2035 Fund
Lifecycle 2040 Fund	Lifecycle Index 2040 Fund
Lifecycle 2045 Fund	Lifecycle Index 2045 Fund
Lifecycle 2050 Fund	Lifecycle Index 2050 Fund
Lifecycle 2055 Fund	Lifecycle Index 2055 Fund
Lifecycle 2060 Fund	Lifecycle Index 2060 Fund

Management Fee for Each Investing Fund

The Management Fee shall be determined as follows for each Investing Fund:

Asset Allocation Fee Rate + Underlying Funds Fee Rate

The Asset Allocation Fee Rate shall be an annual rate of 0.10% of the average daily net assets of each Investing Fund.

The Underlying Funds Fee Rate shall be as follows: for each Underlying Fund in which the Investing Fund is invested, the effective Underlying Fund’s annual rate as determined by the schedules set forth in Appendix A, net of any fee waivers or reimbursements applicable to the Underlying Fund (other than under the Waiver Agreement), in proportion to the percentage of the Investing Fund’s net assets invested in the Underlying Fund as measured daily, applied to the average daily net assets of the Investing Fund. If the Underlying Funds Fee Rate is calculated less frequently than daily, then the proportion of the Investing Fund’s net assets invested in the Underlying Fund shall instead be determined for the relevant period.